UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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COSTAR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 1, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of CoStar Group, Inc., to be held at 11:00 a.m. on Thursday, June 7, 2007 at 2 Bethesda Metro Center, Bethesda, Maryland 20814.

At the Annual Meeting, you will be asked (1) to elect seven directors, (2) to approve the CoStar Group, Inc. Stock Incentive Plan and (3) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2007. The accompanying Notice of 2007 Annual Meeting of Stockholders and Proxy Statement describe these matters.

The Board of Directors recommends that stockholders vote in favor of each of these proposals.

Whether or not you plan to attend the meeting in person, please return your executed proxy card in the enclosed postage prepaid and addressed envelope and your shares will be voted in accordance with the instructions you have given in your proxy card.

Sincerely,

Andrew C. Florance
Chief Executive Officer and President

TABLE OF CONTENTS

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM
PROXY VOTING AND REVOCATION
ATTENDING THE MEETING
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 APPROVAL OF COSTAR GROUP, INC. STOCK INCENTIVE PLAN
ITEM 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 2008 ANNUAL MEETING
ADDITIONAL INFORMATION
Grants of Plan-Based Awards for Fiscal-Year 2006
Outstanding Equity Awards at December 31, 2006
Director Compensation Table for Fiscal-Year 2006

COSTAR GROUP, INC.

May 1, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 7, 2007

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of CoStar Group, Inc. (“CoStar”, “we” or the “Company”) will be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. on Thursday, June 7, 2007, for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified;

2. To approve the CoStar Group, Inc. Stock Incentive Plan;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2007; and

4. To transact any other business properly presented before the Annual Meeting.

The Board of Directors has fixed Tuesday, April 10, 2007 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

WE INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

Jonathan Coleman
Secretary

COSTAR GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 7, 2007

The Board of Directors of CoStar Group, Inc. (“CoStar”, “we” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. on Thursday, June 7, 2007, at 2 Bethesda Metro Center, Bethesda, Maryland 20814, and at any adjournment or postponement of the Annual Meeting.

Our headquarters are located at 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. We are mailing this Proxy Statement and the accompanying proxy card to our stockholders eligible to vote at the Annual Meeting on or about May 1, 2007.

OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM

At the close of business on the record date, Tuesday, April 10, 2007, there were 19,172,815 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each proposal, except as specifically provided below with respect to the election of directors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares as of the record date constitutes a quorum (the minimum number of shares required to take action) for the meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum.

The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

Item 1 — Election of Directors.  Each outstanding share of common stock is entitled to cast one vote for up to seven nominees. The seven nominees who receive the most votes will be elected as directors.

Item 2 — Approval of the CoStar Group, Inc. Stock Incentive Plan.  For stockholders to approve this proposal, the number of votes cast in favor of the CoStar Group, Inc. Stock Incentive Plan (the “New Plan”) must exceed the number of votes cast against this proposal.

Item 3 — Ratification of the Appointment of Independent Auditors.  For stockholders to approve this proposal, the number of votes cast in favor must exceed the number of votes cast against this proposal.

Abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will have no effect on the election of directors. For the proposals to adopt the New Plan and ratify the independent auditors, abstentions and broker non-votes are disregarded in calculating the total number of votes on the proposals. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to approve the New Plan, but may vote their clients’ shares on the proposal to ratify Ernst & Young LLP as our independent auditors.

PROXY VOTING AND REVOCATION

You may vote by signing your proxy card, or if your shares are held in street name, by signing the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you properly complete and execute your proxy card and return it before the Annual Meeting:

•	Your shares will be voted in accordance with your instructions.

•	For any items for which you do not provide instructions, your shares will be voted “FOR” the item, as recommended by the Board of Directors.

You may revoke your proxy at any time before it is voted by:

•	delivering to the Corporate Secretary written notice that you are revoking your proxy;

•	submitting a properly-executed proxy bearing a later date; or

•	attending the Annual Meeting and voting in person. (If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to attend and vote at the Annual Meeting.)

Simply attending the Annual Meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

ATTENDING THE MEETING

Only stockholders as of the record date, their proxy holders, and our invited guests may attend the meeting. If you intend to attend the Annual Meeting, please mark your proxy card accordingly. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the meeting in person should obtain an admission ticket in advance by sending written requests, along with proof of beneficial ownership, such as a bank or brokerage firm account statement, to: Audra Capas, Vice President of Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial owners who do not present valid admission tickets at the registration counter at the Annual Meeting will be admitted at CoStar’s sole discretion and may be required to verify share ownership, which may be established by providing a bank or brokerage firm account statement and photo identification, at the registration counter at the Meeting. Stockholders as of the record date or their proxy holders who plan to attend the Annual Meeting may also be asked to present photo identification at the registration counter at the Annual Meeting to gain admittance to the Meeting.

ITEM 1

ELECTION OF DIRECTORS

The Board has fixed the number of directors constituting the Board at seven. The Board has nominated each of the current directors for re-election. The persons named as proxy holders on the proxy card will vote your shares for each of the seven nominees unless you instruct otherwise on your proxy card.

Each of our directors will serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. If any of the nominees should become unable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for any other nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to match the actual number of nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. Information about each of the nominees appears below.

Nominees for the Board of Directors

The following table lists our current directors:

		Years as a
Name	Employment	Director	Committee Membership

Michael R. Klein	Chairman, CoStar Group, Inc.; Chairman, The Sunlight Foundation	20	Compensation; Nominating & Corporate Governance
Andrew C. Florance*	CEO & President, CoStar Group, Inc.	20	None
David Bonderman	Founding Partner, TPG	12	Compensation
Warren H. Haber	Chairman of the Board & CEO, Founders Equity Inc.	12	Audit; Compensation
Josiah O. Low, III	Venture Partner, Catterton Partners IV L.P.	8	Audit; Nominating & Corporate Governance
Christopher J. Nassetta	CEO & President, Host Hotels & Resorts, Inc.	5	Compensation; Nominating & Corporate Governance
Catherine B. Reynolds	Chairman, CEO & President, EduCap, Inc.; Chairman & CEO, The Catherine B. Reynolds Foundation	3	Audit

*	Executive Officer

Information about each of our nominees for the Board of Directors appears below.

Michael R. Klein has been the Chairman of our Board of Directors since he and Mr. Florance founded the Company in 1987. He was a partner of the law firm Wilmer Cutler Pickering Hale & Dorr, LLP from 1974 until the end of 2005. Mr. Klein currently serves as Chairman of the board of directors of The Sunlight Foundation, a non-profit educational organization, Vice Chairman of the board of directors of Perini Corporation, and as a director of SRA International, Inc. Mr. Klein is 65 years old.

Andrew C. Florance is one of our founders and has served as our President and as a director since 1987 and as our Chief Executive Officer since 1995. Prior to founding the Company, Mr. Florance held primary responsibility for developing the first generation of software products for Federal Filings, an SEC Form 13-D tracking service, which was later acquired by Dow Jones. Mr. Florance was a co-founder of a commercial real estate information trade association (REI-NEX) and served on its board of directors from 1993 to 1996. Mr. Florance also serves on the board of directors of the St. Andrews School. He received a B.A. in economics from Princeton University. Mr. Florance is 43 years old.

David Bonderman is a founder of TPG. Mr. Bonderman serves as a principal and founding partner of the firm. TPG invests primarily in restructurings, recapitalizations and buyouts in the United States, Canada, Europe and Asia. Mr. Bonderman serves on the boards of the following public companies: Burger King Holdings, Inc.; Gemalto N.V.; and Ryanair Holdings, plc, of which he is Chairman. He also serves on the boards of the Wilderness Society, the Grand Canyon Trust, the World Wildlife Fund, the University of Washington Foundation and the American Himalayan Foundation. Prior to forming TPG in 1992, Mr. Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone, Inc.) in Fort Worth, Texas. Prior to joining RMBG in 1983, Mr. Bonderman was a partner in the law firm of Arnold & Porter in Washington, D.C., where he specialized in corporate, securities, bankruptcy and antitrust litigation. From 1969 to 1970, Mr. Bonderman was a Fellow in Foreign and Comparative Law in conjunction with Harvard University and from 1968 to 1969, he was Special Assistant to the U.S. Attorney General in the Civil Rights Division. From 1967 to 1968, Mr. Bonderman was Assistant Professor at Tulane University School of Law in New Orleans. Mr. Bonderman is 64 years old.

Warren H. Haber has been, for more than thirty-five years, Chairman of the Board and Chief Executive Officer of Founders Equity Inc. and its affiliates, private investment concerns. Mr. Haber is also Managing General Partner of FEF Management Services, LLC, which manages Founders Equity SBIC I, L.P. Mr. Haber also serves on the board of directors of Warnex Ltd. Mr. Haber is 66 years old.

Josiah O. Low, III has been a venture partner of Catterton Partners IV L.P., a private equity firm, since August 2001. Prior to that, Mr. Low worked for 16 years at the investment banking firm of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette), where he most recently served as Managing Director/Senior Advisor. Prior to joining Credit Suisse First Boston in 1985, Mr. Low worked at Merrill Lynch, Pierce, Fenner & Smith and was a founding Managing Director of the Merrill Lynch Capital Market Group in 1977. Mr. Low also serves on the board of directors of Rosetta Resources, Inc. Mr. Low is 67 years old.

Christopher J. Nassetta has been the President and Chief Executive Officer of Host Hotels & Resorts, Inc. (fka Host Marriott Corporation) since May 2000. Mr. Nassetta joined Host Hotels & Resorts in 1995 as Executive Vice President and was elected the Chief Operating Officer in 1997. Prior to joining Host Hotels & Resorts, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995, and he had previously served as Chief Development Officer and in various other positions with the Oliver Carr Company from 1984 through 1991. Mr. Nassetta serves on the boards of directors of Host Hotels & Resorts, the National Association of Real Estate Investment Trusts (NAREIT) and is the chairman of the Real Estate Round Table. He is also a member of the McIntire School of Commerce Advisory Board for the University of Virginia. Mr. Nassetta is 44 years old.

Catherine B. Reynolds has been the Chairman, Chief Executive Officer and President of EduCap, Inc. a not-for-profit corporation that provides education financing, since 1989. In addition, she has been the Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation, a philanthropic foundation, since 2000. Prior to that, from 1993 to 2000, she was the Chairman and founder of Servus Financial Corporation. Ms. Reynolds currently serves on the board of directors of Zenith National Insurance Corp. and is a trustee for each of Vanderbilt University, New York University and the Kennedy Center for the Performing Arts. Ms. Reynolds is 49 years old.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

ITEM 2

APPROVAL OF COSTAR GROUP, INC. STOCK INCENTIVE PLAN

In April 2007, the Compensation Committee of the Board of Directors approved and recommended to the Board and the Board of Directors adopted, subject to stockholder approval, the CoStar Group, Inc. Stock Incentive Plan (the “New Plan”). Stock incentive plans allow companies to provide equity compensation under a stockholder-approved plan in order to attract, motivate and retain key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with stockholders in improving the long-term performance of the Company and the value of the Company’s common stock. There are approximately 1,500 persons who will be eligible to receive awards under the New Plan. The New Plan will complement the Employee Stock Purchase Plan approved at the 2006 Annual Meeting.

As of April 12, 2007, there were 160,624 shares of the Company’s common stock available for issuance under the CoStar Group, Inc. 1998 Stock Incentive Plan (the “1998 Plan”); we intend to cease granting awards under the 1998 Plan upon stockholder approval of the New Plan.

The Board’s proposal has a number of key provisions that are consistent with the best interests of stockholders and sound corporate governance. These include:

Limitation on Shares Available for Awards.  The New Plan will provide for a maximum of 1.0 million shares to be issued under the New Plan.

Grants of shares and options under the New Plan will generally reduce the shares available for grant on a one-for-one basis.

Independent Committee.  The New Plan will be administered by the Compensation Committee — a committee of the Board of Directors whose members are independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’s (“NASD”) Listing Standards for NASDAQ-listed companies.

No Discount Stock Options.  Stock options and stock appreciation rights must be priced at or above the fair market value of the stock on the date of grant.

No Repricing.  The repricing of stock options or stock appreciation rights is prohibited. This applies to both direct and indirect repricings.

Maximum Term.  A stock option or stock appreciation right may not have a term longer than ten years.

Minimum Vesting Period.  Except upon Termination of Service or a Change in Control, (i) no stock option or stock appreciation right shall vest and become exercisable earlier than one year from the date of grant, and (ii) no award of restricted stock or stock units payable in shares shall vest earlier than one year from the date of grant, except that an award of restricted stock or stock units that vests based solely on continued service shall not vest earlier than three years from the date of grant.

Summary of the New Plan

The principal features of the CoStar Group, Inc. Stock Incentive Plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the New Plan is set forth in Appendix A to this Proxy Statement.

Plan Administration.  The New Plan is administered by the Compensation Committee, which is composed of individuals who are “non-employee directors” (as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). All of the members of the Compensation Committee are independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The Compensation Committee has authority to, among other things:

•	Interpret and administer the New Plan;

•	Make rules and regulations relating to the administration of the New Plan; and

•	Make any other determinations and take any other action that it deems necessary or desirable for the administration of the New Plan.

Decisions of the Committee or another person delegated responsibilities under the New Plan shall be final, conclusive and binding on all persons.

Stock Subject to the New Plan.  The New Plan authorizes the issuance of up to 1.0 million shares of common stock, plus (1) any shares that were authorized for issuance under our 1998 Plan that, as of June 7, 2007, remain available for issuance under the 1998 Plan (not including any shares that are subject to, as of June 7, 2007, outstanding awards under the 1998 Plan or any Shares that prior to June 7, 2007 were issued pursuant to awards granted under the 1998 Plan) and (2) any shares subject to outstanding awards under the 1998 Plan as of June 7, 2007 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). If any shares that are subject to an award under the plan are forfeited, are cancelled, expire, lapse or otherwise terminate without the issuance of such shares, those shares will again be available for grant under the New Plan. The shares issued under the New Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares or shares held in trust for issuance under the New Plan.

Limitations.  Subject to adjustment as provided in the New Plan, no participant shall be eligible to receive in any one calendar year awards relating to more than 200,000 shares of our common stock.

Eligibility.  The New Plan permits awards to employees, officers, consultants and directors of the Company and its subsidiaries.

Awards.  The New Plan provides for the grant of options (including non-statutory options), stock appreciation rights, restricted stock, and restricted stock units.

Options.  Incentive stock options and nonqualified stock options may be granted under the New Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Compensation Committee. The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted. Fair market value generally means the closing price for the Company’s Common Stock on the NASDAQ National Market on the date of grant. The New Plan provides that the Compensation Committee shall establish the term of each option, which in no case shall exceed a period of ten years from the date of grant.

Stock Appreciation Rights.  Stock appreciation rights entitle a participant to receive payment from the Company in an amount determined by multiplying the difference between the fair market value of the shares on the date of exercise and the fair market value on the date of grant by the number of shares subject to the award. The terms of any grant of stock appreciation rights generally are determined by the Compensation Committee. Stock appreciation rights may be granted in tandem with an option or alone. The grant price of a tandem stock appreciation right is equal to the exercise price of the related option, and the grant price of a freestanding stock appreciation right is equal to the fair market value of the common stock on the grant date.

Restricted Stock and Stock Units.  Restricted stock and stock units reflect a right to receive shares of stock upon the satisfaction of certain terms, conditions and restrictions. Both may be issued under the New Plan on such terms and conditions as the New Plan permits and generally are subject to terms determined by the Compensation Committee. Stock unit awards may be paid in cash, stock or a combination of cash and stock. Participants holding restricted stock or stock units may be permitted to receive dividends paid with respect to underlying shares or dividend equivalents, subject to such terms and conditions as may be applied.

Performance Goals.  Awards under the New Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including without limitation the following: (1) cash flow (before or after dividends), (2) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (3) stock price, (4) return on equity, (5) total stockholder return, (6) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (7) return on assets or net assets, (8) market capitalization, (9) economic value added, (10) debt leverage (debt to capital), (11) revenue, (12) income or net income, (13) operating income, (14) operating profit or net operating profit, (15) operating margin or profit margin, (16) return on operating revenue, (17) cash from operations, (18) operating ratio, (19) operating revenue, or (20) customer service (collectively, the “Performance Criteria”).

Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee. The Compensation Committee shall appropriately adjust any evaluation of performance under the Performance Criteria to exclude any of the following extraordinary items: the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements. The Compensation Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under the New Plan or any other compensation arrangement maintained by the Company.

Tax Withholding.  The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of common stock until such terms and conditions are met.

Assignability.  Awards granted under the New Plan are generally not transferable or assignable, except by will or the laws of descent and distribution. However, participants may be permitted to assign or transfer an award to the extent allowed by the Compensation Committee in its discretion and subject to Section 422 of the Code.

Adjustments.  The number and kind of securities available for issuance under the New Plan (including under any awards then outstanding), and the number and kind of securities subject to the limits set forth in Section 5 of the New Plan, shall be equitably adjusted by the Compensation Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised). Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of the New Plan, may be designed to treat the securities available under the New Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such securities to reflect a deemed reinvestment in securities of the amount distributed to the Company’s stockholders. The terms of any outstanding award under the New Plan shall also be equitably adjusted by the Compensation Committee as to price, number or kind of securities subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.

In the event there are any other change in the Company’s common stock, by reason of a change of control, other merger, consolidation or otherwise in circumstances that do not involve an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised), then the Compensation Committee shall determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Compensation Committee may accelerate the time or times at which any award under the New Plan may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the Compensation Committee in its sole discretion.

There is no right to purchase fractional shares that result from any adjustment in awards under the New Plan. In case of any such adjustment, the shares of common stock subject to the award shall be rounded down to the nearest whole share.

Change in Control.  The Compensation Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, to take such action as it determines to be necessary or advisable with respect to awards under the New Plan.

Amendment and Termination.  The Board may amend, alter or discontinue the New Plan and the Compensation Committee may amend, or alter any agreement or other document evidencing an award made under the New Plan but, except as specifically provided for in the New Plan, no such amendment shall, without the approval of the stockholders of the Company (a) reduce the exercise price of outstanding options or stock appreciation rights, (b) reduce the price at which options may be granted below the price provided for in the New Plan or (c) otherwise amend the New Plan in any manner requiring stockholder approval by law or under the Nasdaq listing requirements. No amendment or alteration to the New Plan or an award or award agreement shall be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent shall be required if the Compensation Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either is required or advisable in order for the Company, the New Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Unless sooner terminated as provided in the New Plan, the New Plan shall terminate ten years after approval by the stockholders. Termination would not affect grants and awards then outstanding.

Deferral.  The Compensation Committee may permit or require a participant to defer receipt of the payment of any award of restricted stock or restricted stock units to the extent permitted by Section 409A of the Code.

Effective Date.  The New Plan shall become effective immediately following stockholder approval.

Federal Income Tax Consequences.  The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and other awards under the New Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the New Plan, nor does it cover state, local, or non-U.S. taxes.

Non-Qualified Options (“NSOs”).  A participant will not have taxable income upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary income equal to the difference between (i) one share of stock valued at the closing price on the day the option is exercised and (ii) the exercise price of one share, times the number of shares exercised.

To the extent the participant elects to defer the receipt of the shares issuable upon the exercise of a non-qualified option, and to the extent the participant does so pursuant to an irrevocable election made sufficiently in advance of the exercise date to satisfy IRS guidelines, such exercise should not be taxable. Rather, taxation should be postponed until the deferred amount becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. The tax law is not settled with respect to option deferrals and there is no guarantee that the IRS will not seek to challenge this treatment, or how a court might rule.

The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time and in the same amount.

The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares, and the capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Incentive Stock Options (“ISOs”).  There generally are no tax consequences upon the grant or vesting of an ISO, provided that an option that is otherwise intended to be an ISO will no longer qualify for ISO tax treatment (and instead will be taxed as an NSO) if the option is not exercised while the participant is an employee of the Company or within three months following termination of employment (one year in the case of termination due to total and permanent disability as defined in the Code). If a participant sells or otherwise disposes of the shares acquired upon the exercise of an ISO at any time within one year after the date shares are transferred to the participant or two years after the date the ISO is granted to the participant, then:

•	if the sales price exceeds the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the participant will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or

•	if the participant’s sales price is less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the sales price of the shares.

In this event, the Company will generally be entitled to a tax deduction equal to the ordinary income the participant recognizes. The ordinary income the participant recognizes generally will be subject to employment and income withholding taxes in addition to any other taxes that might apply.

If the participant sells or otherwise disposes of shares acquired upon exercise of an ISO at any time after the participant has held the shares for at least one year after the date the Company transfers the shares to the participant pursuant to the participant’s exercise of the ISO and at least two years after the date the Company grants the ISO to the participant, then the participant will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the ISO, and the Company will not be entitled to any deduction.

The amount by which the fair market value of the shares the participant acquires upon exercise of an ISO exceeds the exercise price on the date of exercise will be included as a positive adjustment in the calculation of the participant’s “alternative minimum taxable income” in the year of exercise. The participant’s “alternative minimum tax” will generally equal the amount by which 26% or 28% (depending upon the amount of the participant’s alternative minimum taxable income) of the participant’s alternative minimum taxable income (reduced by certain exemption amounts and excluding any net capital gains) exceeds the participant’s regular income tax liability (excluding any liability attributable to net capital gains) for the year. Before exercising an ISO, a participant should determine whether and to what extent exercise of an ISO will result in alternative minimum tax in the year of exercise.

Stock Appreciation Rights (“SARs”).  The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Stock.  The tax consequences of a grant of restricted stock depends upon whether or not a participant elects under Section 83(b) of the Code to be taxed at the time of the grant.

If no election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the restricted stock lapse, the participant will recognize ordinary income equal to the value (determined on the lapse date) of the restricted stock.

If the election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of the stock at that time, determined without regard to any of the restrictions. If the restricted stock is forfeited before the restrictions lapse, the participant will generally be entitled to no deduction on account thereof.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividends taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

A subsequent sale of restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the stock. The capital gains will be taxable as long-term capital gains if the participant held the stock for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid Section 83(b) election.

Stock Units.  A participant will not have taxable income upon the grant of a stock unit. Rather, taxation will be postponed until the stock becomes payable, which will be either immediately following the lapse of the restrictions on the stock units, or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

The participant will be subject to income tax withholding at the time when the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

If a stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

Other.  In general, under Section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the New Plan may be subject to this deduction limit. However, under Section 162(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meets certain other requirements, is exempt from the deduction limitation. The New Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the New Plan.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to the Company.

New Plan Benefits

The future benefits or amounts that would be received under the New Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the New Plan had been in effect cannot be determined.

Miscellaneous

If the New Plan doesn’t get approval from the stockholders, the Board of Directors will consider other alternatives for performance-based compensation.

The New Plan is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required

The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required to approve the CoStar Group, Inc. Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COSTAR GROUP, INC. STOCK INCENTIVE PLAN.

ITEM 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as independent auditors for the Company for 2007. As a matter of good corporate governance, the Board would like stockholders to ratify this appointment, even though ratification is not legally necessary. If stockholders do not ratify this appointment, the Board may, but is not required to, reconsider such appointment.

Ernst & Young LLP has served as the independent auditors for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP will attend the Annual Meeting, may make a statement and will be available to respond to appropriate questions.

During the years ended December 31, 2005 and 2006, Ernst & Young LLP billed CoStar the fees set forth below, including expenses, in connection with services rendered by that firm to CoStar:

	Year Ended December 31, 2005	Year Ended December 31, 2006

Audit Fees	$638,241	$692,586
Audit Related Fees	$0	$8,879
Tax Fees	$40,000	$33,000
All Other Fees	$2,500	$0

Total	$680,741	$734,465

Ernst & Young LLP did not provide any financial information systems design and implementation services to the Company for the fiscal years ended December 31, 2005 and 2006.

Audit Fees include fees for services performed for the audit of CoStar’s annual financial statements, review of financial statements included in CoStar’s periodic filings with the Securities and Exchange Commission (the “SEC”), audit of CoStar’s internal control over financial reporting and statutory audits required internationally. This category also includes fees for statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of CoStar’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions. The reported audit-related fees for 2006 represent advisory fees paid to Ernst & Young in connection with CoStar’s acquisition of Grecam S.A.S. in France. There were no audit-related fees for 2005.

Tax Fees primarily include fees associated with tax return preparation, tax compliance, tax advice and tax planning. This category also includes fees associated with the tax planning on mergers and acquisitions and restructurings.

All Other Fees include fees for products and services provided by the independent auditor other than the services reported in the categories listed above. The reported all other fees paid to Ernst & Young LLP in 2005 represent fees paid for a subscription to Ernst & Young’s online auditing and accounting news service. There were no all other fees for 2006.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent auditor, Ernst & Young LLP, shall either be approved before the independent auditor is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Pre-approval spending limits for permissible non-audit services are established on a periodic basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Any audit or non-audit service fees that may be incurred by CoStar during a period that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. CoStar’s Chief Financial Officer reports to the Audit Committee on a quarterly basis on all services rendered by the independent auditor for which pre-approval has been granted and all fees paid to the independent auditor for such services during the current fiscal year and the previous quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time.

All fees paid to the independent auditors in 2006 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimus” exception established by the SEC for the provision of non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2007.

OTHER MATTERS

We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the proxy holders will, unless otherwise specified in the proxy, vote on it as they think best in their discretion.

STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR DIRECTORS FOR THE 2008 ANNUAL MEETING

A stockholder who intends to introduce a proposal for consideration at our 2008 Annual Meeting of Stockholders may seek to have that proposal and a statement in support of the proposal included in our proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Additionally, in order to be eligible for inclusion in our proxy statement, the stockholder must submit the proposal and supporting statement to our Corporate Secretary in writing not later than January 2, 2008 and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our bylaws provide that any such proposals or nominations must be submitted to us no less than 60 or more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors or bring other proposals outside of Rule 14a-8 at the 2008 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before Tuesday, April 8, 2008, but no sooner than Sunday, March 9, 2008, to be considered “timely” within the meaning of Rule 14a-4. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock. Proposals or nominations not meeting these requirements will not be entertained at the 2008 Annual Meeting.

ADDITIONAL INFORMATION

Board of Directors Meetings and Committees

In accordance with applicable Delaware law and the Company’s Bylaws, the business and affairs of the Company are managed under the direction of its Board of Directors. The Board, which is elected by the Company’s stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects, advises and monitors the performance of the Company’s senior management team, which is charged with the conduct of the Company’s business. The Board has established certain standing committees to assist it in fulfilling its responsibilities as described below.

During 2006, the Board of Directors held six meetings and acted on one occasion by unanimous consent. The Board has Audit, Compensation and Nominating & Corporate Governance committees. All directors attended at least 75% of the meetings of the Board and the committees of which they were members, except that David Bonderman participated in 66% of the meetings of the Board and the committees of which he was a member.

Board Committees

The following table sets forth the current composition of each of our Board committees.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

Warren H. Haber (Chairman)	Christopher J. Nassetta (Chairman)	Josiah O. Low, III (Chairman)
Josiah O. Low, III	David Bonderman	Michael R. Klein
Catherine B. Reynolds	Warren H. Haber Michael R. Klein	Christopher J. Nassetta

Audit Committee.  The Audit Committee is composed of Warren H. Haber (Chairman), Josiah O. Low, III and Catherine B. Reynolds. CoStar’s Board has determined that each of the members of our Audit Committee is independent as defined under Rule 4200(a)(15) of the NASD Listing Standards for NASDAQ-listed companies. In addition, the Board has determined that Committee members Haber, Low and Reynolds are each “audit committee financial experts,” as defined by regulations promulgated by the SEC. During 2006, the Audit Committee met five times and acted on two occasions by unanimous written consent. The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies, internal controls, audit activities and reporting practices of the Company. The Audit Committee is also responsible for producing the report of the Audit Committee for inclusion in the Company’s proxy statement. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee.

Compensation Committee.  The members of the Compensation Committee are Christopher J. Nassetta (Chairman), David Bonderman, Warren H. Haber and Michael R. Klein. CoStar’s Board has determined that each of the members of our Compensation Committee is independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and directors, as well as to produce the Compensation Committee report on executive compensation for inclusion in the Company’s proxy statement. In addition, the Board of Directors has designated the Compensation Committee as the Administrator of the Company’s 1998 Stock Incentive Plan. The Committee met three times in 2006 and acted on two occasions by unanimous written consent. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Compensation Committee.

Nominating & Corporate Governance Committee.  The members of the Nominating & Corporate Governance Committee are Josiah O. Low, III (Chairman), Michael R. Klein and Christopher J. Nassetta. CoStar’s Board has determined that each of the members of our Nominating & Corporate Governance Committee is independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Nominating & Corporate Governance Committee. The purpose of the Nominating & Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board director candidates to be nominated at the Annual Meeting of Stockholders and perform a leadership role in shaping the Company’s corporate governance. The Committee met one time in 2006 and acted on one occasion by unanimous written consent.

All of the charters for the Company’s Board committees are available on the Company’s website, www.costar.com. You will find the charters by clicking on “Corporate Info”, then “Investors”, then “Corporate Governance”.

Corporate Governance Matters

 Identifying and Evaluating Nominees

The Nominating & Corporate Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, officers and employees of CoStar, and other sources that the Committee deems appropriate. The Nominating & Corporate Governance Committee will also consider Board nominees suggested by stockholders subject to such recommendations being made in accordance with CoStar’s Bylaws and applicable laws. Specifically, any stockholder recommendation for a nominee for director to be voted upon at the 2008 Annual Meeting of Stockholders should be submitted in writing to our Corporate Secretary no less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors at the 2008 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before Tuesday, April 8, 2008, but no sooner than Sunday, March 9, 2008. The stockholder’s submission must include as to each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (ii) the class and number of shares of stock of the Company which are beneficially owned and of record by such stockholder and such beneficial owner. These requirements are separate from and in addition to the requirements that stockholders must meet to include proposals in the proxy materials for the 2008 Annual Meeting, discussed earlier in this Proxy Statement.

When evaluating nominees for director, the Nominating & Corporate Governance Committee considers, among other things, an individual’s business experience and skills, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Nominating & Corporate Governance Committee also considers that individual’s past contribution and future commitment to CoStar. The Nominating & Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. There is no difference in the manner by which the Nominating & Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

 Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors by sending written correspondence to CoStar Group, Inc., Attention: Corporate Secretary, 2 Bethesda Metro Center, Bethesda MD 20814. Such communications will be opened by the Corporate Secretary. A copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the Chairman of the Nominating & Corporate Governance Committee. The Corporate Secretary together with the Chairman of the Nominating & Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating & Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

 Current Independent Directors and Executive Sessions

CoStar’s Board of Directors has determined that Messrs. Klein, Bonderman, Haber, Low and Nassetta and Ms. Reynolds are each independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The independent directors of the Board of Directors meet in regularly scheduled executive sessions.

 Policy Regarding Attendance at Annual Meetings

CoStar encourages, but does not require, directors to attend the Annual Meetings of Stockholders. In 2006, Messrs. Klein and Florance attended the Annual Meeting of Stockholders.

 Codes of Conduct

CoStar has adopted a Code of Conduct for its directors. In addition, CoStar has adopted a separate Code of Conduct for its officers and employees, including its principal executive officer and principal financial officer. Copies of each of these codes may be found on the Company’s website, www.costar.com. You will find the codes by clicking on “Corporate Info,” then “Investors” and then “Corporate Governance.”

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for 2006. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

By the Audit Committee
of the Board of Directors
April 24, 2007

Warren H. Haber, Chairman
Josiah O. Low, III
Catherine B. Reynolds

Executive Officers and Key Employees

The following table lists our executive officers and key employees:

Name	Age	Years of Service		Position

Andrew C. Florance*	43	20		Chief Executive Officer, President and Director
Frank A. Carchedi*	49	10		Chief Financial Officer and Treasurer
Craig S. Farrington*	49	24	**	Vice President of Research
Jennifer L. Kitchen*	34	12		Sr. Vice President of Research
Christopher R. Tully*	50	2		Sr. Vice President of Sales and Customer Service
Jonathan Bray	50	11	**	Managing Director, FOCUS Information Limited
Jonathan Coleman	42	7		General Counsel and Secretary
Brian Radecki	36	10		Vice President of Research Operations
Frank Simuro	40	7		Sr. Vice President of Information Systems
John Stanfill	39	12		Vice President of Product Management
Dean Violagis	40	18		Vice President of Research
Thomas Witt	40	1		Vice President of Marketing

*	Executive Officer.

**	Includes years of service with acquired companies.

Information about Mr. Florance appears above under “Item 1 — Election of Directors.” Information about each of the other individuals appears below.

Frank A. Carchedi, our Chief Financial Officer and Treasurer, joined us in May 1997 from ITC Learning Corporation, a publicly held publisher and distributor of multi-media training products, where he had been Vice President, Treasurer and Chief Financial Officer since 1995. Prior to that, Mr. Carchedi was with Ernst & Young, LLP for ten years, most recently as a consultant in their New York Merger and Acquisitions Group and its Entrepreneurial Services Group in Washington, D.C. He received a B.S. in accounting from Wake Forest University.

Craig S. Farrington, our Vice President of Research, joined the Company as a result of the merger of COMPS.COM and CoStar Group, Inc. in February 2000. Mr. Farrington is responsible for all of our West Coast research operations and has product management responsibility for CoStar COMPS®. Mr. Farrington joined COMPS.COM in 1983 where he served in various senior management roles throughout the company, including Vice President of Marketing and Product Development. Mr. Farrington received a B.A. in business and economics from Westmont College.

Jennifer L. Kitchen, our Senior Vice President of Research, first joined CoStar in 1994 as a research analyst for the company’s first New York City research team and has held management positions with increasing responsibility since then. Between 1995 and 1997, she led CoStar’s research expansion into the Los Angeles market and managed its research operations on the West Coast. In 1998, Ms. Kitchen established CoStar’s first field research and photography operations and was subsequently promoted to director of field research and photography. She was appointed vice president of field research in 2004, where she led the company’s overall field operations for collecting building-level data and photographing properties throughout the United States. Ms. Kitchen is responsible for our entire research operations. Ms. Kitchen holds a B.A. in history from Wellesley College.

Christopher R. Tully, our Senior Vice President of Sales and Customer Service, joined us in December 2004. From July 2002 until December 2004, Mr. Tully was Group Vice President of Sales for GTSI, Corp., a provider of information technology solutions to federal, state and local governments worldwide. Before joining GTSI, from May 2001 to June 2002, Mr. Tully was Director of Sales for the Preferred Accounts Division at Dell Computer Corporation. Prior to that, from June 1998 to April 2001, Mr. Tully served as Director of Sales in Dell’s Business Systems Division. Prior to his employment with Dell, Mr. Tully served as Vice President — Worldwide Digital Office Marketing at Xerox Corp., where he worked for sixteen years in sales and marketing. Mr. Tully received a B.A. in english from Georgetown University.

Jonathan Bray, the Managing Director of our U.K. subsidiary, FOCUS Information Limited (successor-in-interest to Property Intelligence plc), is in charge of our CoStar FOCUS product and our U.K. operations. Mr. Bray joined us upon the acquisition of Property Intelligence plc in January 2003. Mr. Bray joined Property Intelligence in 1996. Prior to joining Property Intelligence plc, Mr. Bray served in the British Army for 18 years and was invested as a Member of the British Empire in 1990 for service in Northern Ireland and at Lockerbie. Mr. Bray received his M.B.A. in 1997 from the Open University in Milton Keynes, England.

Jonathan Coleman, our General Counsel and Secretary, first joined us in May 2000 as Deputy General Counsel. He has served as General Counsel and Secretary since July 2005. From October 1996 to May 2000, Mr. Coleman was a Trial Attorney with the U.S. Department of Justice’s Civil Division. Prior to that, Mr. Coleman was an associate at Fried, Frank, Harris, Shriver & Jacobson, where he practiced commercial litigation. Mr. Coleman received a B.A. in economics from Dickinson College and his J.D. from George Washington University.

Brian Radecki, our Vice President of Research Operations, first joined us in December 1997 as our Corporate Controller. He has served as Vice President of Research Operations since July 2006. From February 2001 to July 2006, Mr. Radecki served as our Director of Accounting & Finance. Prior to that, from February 2000 until February 2001, he was Chief Financial Officer of Comps, Inc (a former wholly owned subsidiary of CoStar). Before joining CoStar, Mr. Radecki was the Accounting Manager at Axent Technologies, Inc. a publicly held international security software company. Prior to Axent, Mr. Radecki worked at Azerty Inc. and the public accounting firm, Lumsden & McCormick, LLP. Mr. Radecki received a B.S. in business administration and dual degree in both accounting and finance from the State University of New York at Buffalo.

Frank Simuro, our Senior Vice President of Information Systems, first joined the Company in December 1999 as Director of Information Systems. He has served as Senior Vice President of Information Systems since May 2005. Prior to joining CoStar, Mr. Simuro was Director of Data Warehousing at GRC International. Prior to GRC, Mr. Simuro was a technology consultant specializing in operational efficiency and database technologies. Mr. Simuro received a M.S. in information systems from George Washington University and a B.S. in computer science from State University of New York — Geneseo.

John Stanfill, our Vice President of Product Management, first joined CoStar in 1995 as an Account Executive for the New York City market. Since then, he has held positions of increasing responsibility at CoStar, ranging from business development and national market expansion to management of the Company’s Inside Sales Division. Mr. Stanfill received a B.A. from Boston University.

Dean L. Violagis, our Vice President of Research, joined us in 1989. He has served as Vice President of Research since May 1996. Prior to becoming Vice President of Research, Mr. Violagis had been a research manager since 1989. Mr. Violagis is responsible for all of our East Coast research operations. Mr. Violagis received a B.A. in real estate finance from American University.

Thomas Witt, our Vice President of Marketing, joined us in December 2006. From 2001 to December 2006, Mr. Witt worked at Capital One Financial Corporation, where he held the positions of Chief Marketing Officer, Capital One Insurance Services and Director, Corporate Development. Before joining Capital One, from 1994 to 2001, Mr. Witt was a Senior Manager in the Strategic Services Division of Accenture. Mr. Witt holds an M.B.A. from London Business School and a B.S. in management and computer science from Aston University.

Stock Ownership Information

The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2007, unless otherwise noted, by:

•	our Chief Executive Officer and President, each of our four other executive officers who were serving as executive officers on December 31, 2006 (whom we refer to collectively in this proxy statement as the “named executive officers”);

•	each of our directors;

•	each person we know to be the beneficial owner of more than 5% of the outstanding common stock (based solely upon Schedule 13D and Schedule 13G filings with the Securities and Exchange Commission, which can be reviewed for further information on each such beneficial owner’s holdings); and

•	all of our executive officers and directors as a group.

	Shares	Percentage of
Name and Address(1)	Beneficially Owned(1)	Outstanding Shares(1)

Michael R. Klein(2)	934,128	4.87
Andrew C. Florance(3)	568,507	2.91
Frank A. Carchedi(4)	79,158	*
Jennifer L. Kitchen(5)	11,658	*
Craig S. Farrington(6)	56,206	*
Christopher R. Tully(7)	45,007	*
David Bonderman(8)	280,624	1.46
Warren H. Haber(9)	104,850	*
Josiah O. Low, III(10)	28,290	*
Christopher J. Nassetta(11)	15,336	*
Catherine B. Reynolds(12)	6,586	*
Baron Capital Group, Inc and related entities.(13)	1,867,600	9.90
FMR Corp.(14)	2,127,903	11.19
Federated Investors, Inc.(15)	1,396,984	7.38
Janus Capital Management LLC(16)	1,900,694	10.0
Morgan Stanley(17)	1,522,862	8.00
TimesSquare Capital Management, LLC(18)	1,386,789	7.30
Transamerica Investment Management, LLC(19)	963,063	5.09
Waddell & Reed Financial, Inc.(20)	1,278,850	6.80
All eleven directors and executive officers as a group (21)	2,130,350	10.78

(1)	Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2007, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to the indicated shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2007, the Company had 19,172,780 shares of common stock outstanding.

(2)	Includes 7,248 shares held by Mr. Klein as trustee for his adult son and 7,248 shares held by Mr. Klein’s minor son, for which Mr. Klein may be deemed to share voting and dispositive power. Also includes 15,250 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 2,993 shares of restricted stock that are subject to vesting restrictions.

(3)	Includes 359,144 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 63,985 shares of restricted stock that are subject to vesting restrictions.

(4)	Includes 42,500 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 21,115 shares of restricted stock that are subject to vesting restrictions.

(5)	Includes 5,500 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 5,957 shares of restricted stock that are subject to vesting restrictions.

(6)	Includes 50,625 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 4,986 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 39,000 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 5,953 shares of restricted stock that are subject to vesting restrictions.

(8)	Includes 16,250 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 2,993 shares of restricted stock that are subject to vesting restrictions.

(9)	Includes 6,000 shares held by Mr. Haber’s spouse and excludes 20,000 shares held by Mr. Haber’s adult son for which Mr. Haber disclaims beneficial ownership. Also includes 22,750 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 4,239 shares of restricted stock that are subject to vesting restrictions.

(10)	Includes 1,000 shares held by Mr. Low’s spouse for which Mr. Low disclaims beneficial ownership. Also includes 17,500 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 4,239 shares of restricted stock that are subject to vesting restrictions.

(11)	Represents 11,250 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 3,616 shares of restricted stock that are subject to vesting restrictions.

(12)	Represents 2,500 shares issuable upon options exercisable within 60 days of April 1, 2007, as well as 3,616 shares of restricted stock that are subject to vesting restrictions.

(13)	Based on a Schedule 13G/A filed by BAMCO, Inc. (“BAMCO”), a subsidiary of Baron Capital Group, Inc. (“BCG”), on February 14, 2007. The reporting person had sole voting power with respect to no shares, shared voting power with respect to 1,634,000 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,754,000 shares. BCG and Ronald Baron both had sole voting power with respect to no shares, shared voting power with respect to 1,737,100 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,867,600 shares. Baron Capital Management, Inc. (“BCM”) had sole voting power with respect to no shares, shared voting power with respect to 103,100 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 113,600 shares. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of the reporting person is 767 Fifth Avenue, New York, NY 10153.

(14)	Based on a Schedule 13G/A filed by FMR Corp. on April 10, 2007. The reporting person had sole voting power with respect to no shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,127,903 shares, and shared dispositive power with respect to no shares. Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 2,127,903 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Mid Cap Stock Fund, amounted to 1,440,903 shares or 7.529% of the common stock outstanding. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 2,127,903 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of

1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of the reporting person is 82 Devonshire Street, Boston, MA 02109.

(15)	Based on a Schedule 13G filed by Federated Investors, Inc. on February 13, 2007. The reporting person had sole voting power with respect to 1,396,984 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,396,984 shares, and shared dispositive power with respect to no shares. Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc. (the “Parent”). All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees joined in filing the Schedule 13G because of the collective voting control that they exercise over the Parent. The Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities. The address of the reporting person is Federated Investors Towers, Pittsburgh, PA 15222-3779.

(16)	Based on a Schedule 13G/A filed by Janus Capital Management LLC on February 14, 2007. The reporting person had sole voting power with respect to 1,900,694 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,900,694 shares, and shared dispositive power with respect to no shares. The address of the reporting person is 151 Detroit Street, Denver, CO 80207.

(17)	Based on a Schedule 13G filed by Morgan Stanley on February 15, 2007. The reporting person had sole voting power with respect to 1,422,272 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,522,862 shares, and shared dispositive power with respect to no shares. The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley. The address of the reporting power is 1585 Broadway, New York, NY 10036.

(18)	Based on a Schedule 13G filed by TimesSquare Capital Management, LLC on February 9, 2007. The reporting person had sole voting power with respect to 1,243,289 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,386,789 shares, and shared dispositive power with respect to no shares. The address of the reporting person is 1177 Avenue of the Americas — 39th Floor, New York, NY 10036.

(19)	Based on a Schedule 13G filed by Transamerica Investment Management, LLC on February 13, 2007. The reporting person had sole voting power with respect to 785,694 shares, shared voting power with respect to 17 shares, sole dispositive power with respect to 963,063 shares, and shared dispositive power with respect to no shares. The address of the reporting person is 11111 Santa Monica Boulevard, Suite 820, Los Angeles, CA 90025.

(20)	Based on a Schedule 13G/A filed by Waddell & Reed Financial, Inc. (“WDR”) on February 9, 2007. The reporting person had sole voting power with respect to 1,278,850 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,278,850 shares, and shared dispositive power with respect to no shares. The securities reported on in the 13G/A are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”), an investment advisory subsidiary of WDR or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by the 13G/A. The address of the reporting person is 6300 Lamar Avenue, Overland Park, KS 66202.

(21)	Includes 582,269 shares issuable for options exercisable within 60 days of April 1, 2007, as well as 123,692 shares of restricted stock that are subject to vesting restrictions.

Plan Shares Outstanding

The following table sets forth information with respect to the Company’s equity compensation plans approved by security holders. The Company does not have any equity compensation plans not approved by security holders. The information in this table is as of December 31, 2006.

Number of securities
remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities reflected
Plan Category	warrants, and rights	warrants, and rights	in the first column)

Equity compensation plans approved by security holders	1,274,477	$32.23	181,100	(1)

(1)	The Company’s 1998 Stock Incentive Plan provides for various types of awards, including options and restricted stock grants.

Compensation Committee Interlocks and Insider Participation

Messrs. Nassetta, Bonderman, Haber and Klein, the current members of the Compensation Committee, are each non-employee directors. Mr. Klein serves as the Chairman of the Board of the Company. During fiscal year 2006, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During fiscal year 2006, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or Compensation Committee member of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2007 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2007.

By the Compensation Committee
of the Board of Directors
April 25, 2007

Christopher J. Nassetta, Chairman
Warren H. Haber
David Bonderman
Michael R. Klein

Compensation Discussion and Analysis

 Compensation Philosophy and Objectives

The Company’s Compensation Committee (the “Committee”) is responsible for designing and maintaining the Company’s executive compensation program consistent with the objectives below. The Committee establishes and reviews all forms of compensation, including base salaries, incentive bonuses, and both the terms and types of equity awards, for the Company’s executives. (When we refer to “executives” in this Compensation Discussion and Analysis, we mean the Company’s Chief Executive Officer, Chief Financial Officer and other individuals included in the Summary Compensation Table).

The Company’s executive compensation program seeks (i) to link executive compensation with the achievement of overall corporate goals, (ii) to encourage and reward superior performance, and (iii) to assist the Company in attracting, motivating and retaining talented executives. Accordingly, executive compensation is structured to ensure that a significant portion of compensation paid to executives is directly related to the Company’s short-term and long-term performance, thereby aligning the interests of executives with those of the Company’s stockholders. For example, a major component of the Company’s cash incentive and equity compensation programs are tied to the Company’s revenue growth objectives, earnings objectives and stock performance. The Committee also recognizes that competition for executives in the commercial real estate information services industry is highly competitive, and therefore seeks to provide a competitive total compensation package so that the Company may maintain its leadership position in this industry by attracting, retaining, and motivating executives capable of enhancing stockholder value.

 Determination of Executive Compensation

As part of the compensation review process, the Committee annually reviews and approves each element and the mix of compensation that comprises the total executive compensation package. As in past years, for fiscal year 2006 the Committee reviewed information quantifying each element of the executives’ compensation, including base pay, annual cash incentives and equity awards. The Committee considers a number of factors in establishing each executive’s total compensation, including individual performance, external market and peer group practices, the Company’s financial performance, current compensation arrangements, certain internal pay equity considerations and long-term potential to enhance stockholder value.

Periodically the Committee also retains independent compensation consulting firms to assist it in gathering necessary benchmarking data and to provide it with information about trends in compensation among comparably sized organizations. The Committee believes that comparing the compensation of each of the Company’s executives with executives in comparable positions at these peer organizations helps to ensure that the total compensation provided to the Company’s executives is set at an appropriate level to reward, attract and retain top performers over the long term. For example, the Committee previously retained KPMG in 2004 and Watson Wyatt in 2003 to provide it with information to assist the Committee with its executive compensation decisions.

In May 2006, the Committee retained a compensation consultant, Towers Perrin, to assess the competitiveness of the Company’s executive pay structure and to help the Committee design and implement an executive compensation program for fiscal 2007 and beyond that is consistent with the Committee’s above-stated objectives. The Towers Perrin study and the Committee’s executive compensation decisions for fiscal 2007 (some of which were implemented in December 2006) are described in this Compensation Discussion and Analysis at the section entitled “Changes for Fiscal Year 2007” on page 25 of this Proxy.

 Elements of the Compensation Program

The Company’s executive compensation program consists primarily of base salary, annual cash bonuses and the award of stock options or restricted stock. Additionally, each of our executives receives compensation in the form of a Company 401(k) match, as well as health insurance and similar benefits that are generally available to Company employees. As discussed more fully below, our Senior Vice President of Sales and Customer Service, Christopher Tully, also receives commission payments based on monthly production of our U.S. sales force as a component of his total compensation.

The Company has an employment arrangement with each of its executives that entitles the executive to a specified base salary, an annual cash bonus based on a percentage of base compensation subject to achievement of individual and corporate goals, and an equity award (including stock options and restricted stock), which may vest over time and/or in full after a specified period of time. Each of these components is discussed in further detail below. Overall, the Company strives to motivate its executives with straightforward, transparent and competitive compensation arrangements intended to reward excellent performance and enhance stockholder value.

 Base Salaries

In establishing salary levels for fiscal 2006, the Committee considered, as appropriate, each executive’s individual responsibilities and performance, prior compensation, the pay levels of similarly situated executives within the Company and data on market compensation levels (including compensation information for similar positions at comparably sized organizations identified in connection with prior compensation studies or otherwise). As a result of this review, the Committee decided to increase the fiscal 2006 salaries for the executives listed in the Summary Compensation Table (other than Ms. Kitchen who was not a Company executive until December 2006) between 4% and 6% over their salaries for fiscal 2005 in order to keep salary levels for the executives competitive.

 Annual Cash Incentive Plan

The Committee administers an annual cash incentive plan under which the Company’s executives may receive a cash bonus based on individual and corporate performance. In the Committee’s view, the use of annual cash bonuses that are based on performance creates a direct link between executive compensation and individual and corporate performance. Historically, at the beginning of each year, the Committee establishes individual goals for each executive, as well as Company financial goals that apply to all executives. The Committee also determines the weighting of the various individual and Company financial goals, which may vary among the executives by position due to functional accountability and responsibility. The Committee seeks to establish performance goals that are challenging but realistic given the expected operating environment at the time they are established. After the completion of each year, the Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonus to be paid to the executive.

The ranges for the 2006 performance bonuses, established as a percentage of base salary, are set forth in the table below and are based on an executive’s employment agreement with the Company or as otherwise approved by the Committee. The fiscal 2006 bonus ranges established by the Committee for each executive listed in the Summary Compensation Table (other than Ms. Kitchen who was not a Company executive until December 2006 and therefore did not participate in the 2006 cash incentive program for Company executives) remained unchanged from those of fiscal 2005. Executives were entitled to receive all, or a portion of (but not more than) their designated bonus range if the individual and the Company achieved the objectives delineated by the Committee at the start of the year. These objectives included individual qualitative performance goals, as well as Company-wide corporate and financial goals. For 2006, the financial goals were based on the Company’s achievement of (1) annual revenue targets included in the Company’s 2006 operating plan approved by the Company’s board of directors at the beginning of 2006 (the “2006 Operating Plan”); and (2) net income (loss) before interest, income taxes, depreciation and amortization (“EBITDA”) targets included in the 2006 Operating Plan, adjusted to eliminate the effect of variances in the actual equity charges.

The individual performance goals established for the executives at the beginning of 2006 included strategic and leadership goals tailored to the individual’s position and focused on the Company’s strategic initiatives. The financial goals (Company revenue and EBITDA) established for the executives in 2006 focused on enhancing long-term stockholder value. The individual goals assist the Committee in assessing the executive’s individual performance in key areas that help drive the Company’s operating and financial results, while the financial goals provide a measure to help the Committee to determine the size of awards to the executives based on the Company’s financial results. The use of both of these types of goals advances the Company’s executive compensation philosophy that individual executives be held accountable for both their own individual performance as well as the Company’s performance.

In April 2007, the Committee assessed the Company’s and each executive’s achievement of the goals and targets for fiscal 2006. Information regarding the potential range and actual fiscal 2006 cash incentive awards paid to each executive, as well as the relative weighting of individual and financial performance goals, is shown in the table below. The amount of cash incentive awards paid is also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table that follows this Compensation Discussion and Analysis.

		Individual	Revenue	EBITDA	Payout		Actual
		Goals as a	Target as a	Target as a	Range as a	Maximum	Award as a	Actual Cash
Name	Title	% of Award	% of Award	% of Award	% of Salary	Award ($)	% of Salary	Award ($)

Andrew Florance	President & CEO	25%	30%	45%	0 - 100%	$405,363	90%	$363,813
Frank Carchedi	CFO & Treasurer	40%	25%	35%	50 - 80%	$181,164	71%	$159,696
Christopher Tully	Sr. V.P. Sales & Customer Service	100%	—	—	0 - 35%	$83,538	31%	$74,767
Craig Farrington	V.P. Research	60%	20%	20%	0 - 75%	$133,824	65%	$115,089
Jennifer Kitchen(1)	Sr. V.P. Research	—	—	—	—	—	—	—

(1)	The payout range of Ms. Kitchen’s 2006 annual cash incentive was between 0 and 30% of her 2006 base salary, for a potential maximum award of $40,500. The actual annual cash incentive awarded to Ms. Kitchen relating to fiscal 2006 was $36,167, which was 27% of her 2006 base salary and based upon achievement of individual objectives.

 Commission Payments

In addition to annual cash incentive awards, Mr. Tully is entitled to receive monthly commissions based on the Company’s monthly net new subscription contract amounts. Mr. Tully’s annual cash incentive award payout range set forth above is less than other executives (and 100% of his annual bonus for fiscal 2006 was tied to individual goals as opposed to Company financial goals) because he is entitled to these commission payments. The commission payments provide incentive for Mr. Tully to continue to grow the Company’s business and generate revenues. The total commission payments paid to Mr. Tully for fiscal 2006 are shown in the Summary Compensation Table on page 28 of this Proxy.

 Equity Incentive Plan

The Company has a stock incentive plan (the “Stock Plan”) that allows the Company to grant stock options and restricted stock to its executive officers and other employees. The Stock Plan expires in 2008, and the Company’s board of directors has approved and recommended that stockholders at this year’s annual meeting approve, a new stock incentive plan, which will continue to provide the Company with flexibility to grant various types of equity awards, including awards with vesting provisions that are performance-based and time-based.

The Committee has designed its various equity incentive compensation programs (including those changes to the long-term incentive program put into place for fiscal 2007 that are described at the section entitled “Changes for Fiscal Year 2007” below) to achieve its goal of aligning executive incentives with long-term shareholder value. The Committee believes that equity-based compensation and ownership ensures that the Company’s executives have a continuing stake in the long-term success of the Company.

Each executive is eligible to receive equity awards under the Company’s Stock Plan. The Committee generally grants stock options or restricted stock awards to each executive when he or she joins the Company or upon promotion to an executive position as an incentive to accept employment and become a member of the Company’s executive team. As set forth in more detail below, the Committee currently also makes annual grants of a mix of equity awards as part of the executive compensation program, including stock options and restricted stock.

Each type of equity award has its own characteristics and helps achieve some of the objectives of the compensation program. Restricted stock that vests over time promotes executive retention and focuses executives’ attention on total stockholder return, while stock options also include the potential for significant value appreciation tied to the Company’s stock price. Performance-based grants of restricted stock measure the Company’s performance relative to a group of its peers and reward executives for outperforming those peers. Generally speaking, the

Committee believes that the use of multi-year vesting periods for equity awards (whether stock options or restricted stock) emphasizes a longer-term perspective and therefore encourages executive retention.

The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

 Fiscal 2006 Performance-Based Stock Awards

In April 2007, the Committee awarded each executive (other than Ms. Kitchen who was not a Company executive until December 2006) a grant of restricted stock, the size of which was based on the achievement of certain Company financial goals for fiscal 2006 (the “Fiscal 2006 Performance-Based Stock Awards”). The target values of these annual performance-based stock awards were approved by the Committee and varied among executives by position, depending upon individual responsibility and performance, external market and peer group practices and certain internal pay equity considerations.

The financial goals for the Fiscal 2006 Performance-Based Stock Awards were established by the Committee at the beginning of 2006 and reflected a significant level of difficulty for the executives given the Company’s dynamic business environment. Specifically, the Committee established three financial goals with varying weights, the achievement of which would determine the size of the performance-based award for each executive — (1) the target EBITDA included in the 2006 Operating Plan (40%); (2) the target annual revenue included in the 2006 Operating Plan (30%); and (3) the compounded rate of change in stock price cumulatively over a base year and measured using the 2006 fourth quarter average daily price (30%). The grant date of these stock awards was the date that the Committee approved the grants, and they vest one quarter on each anniversary date of such grant over the next four years.

The Fiscal 2006 Performance-Based Stock Awards are shown in the table below.

		Award Earned	Actual Award
Name	Title	Value ($)	of Shares (#)

Andrew Florance	President & CEO	$393,750	8,200
Frank Carchedi	CFO & Treasurer	$105,000	2,200
Christopher Tully	Sr. V.P. Sales & Customer Service	$78,750	1,700
Craig Farrington	V.P. Research	$39,375	900
Jennifer Kitchen(1)	Sr. V.P. Research	—	—

(1)	Although Ms. Kitchen did not receive a Fiscal 2006 Performance Stock Award, she did receive a grant of 1,369 shares of restricted stock on September 7, 2006 that vest pro rata over four years commencing on the date of grant.

 December 2006 Equity Grants

In December 2006, as part of its implementation of executive compensation decisions for fiscal 2007, the Committee awarded each executive grants of stock options and restricted stock that will vest over time. Details of these awards, and the Towers Perrin study considered by the Committee as part of its decision to make these awards, are set forth in further detail below.

 Changes for Fiscal Year 2007

In May 2006, the Committee retained the outside consulting firm of Towers Perrin to assess the competitiveness of the Company’s executive pay structure and to identify potential modifications for fiscal 2007 based on market practices and trends, the Company’s business priorities, structure and growth expectations, and views of management and the Committee. Towers Perrin reported directly to the Committee through its chair, and, at the direction of the Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to executive officer compensation for fiscal 2007. In future years, the Committee plans at its discretion to retain Towers Perrin (or another consulting firm) to update or perform new studies to be used in connection with its executive compensation decisions.

The following is the list of peer companies Towers Perrin selected as comparable to the Company in terms of market capitalization and annual revenues, and in terms of product and potential competition for talent or business: Advent Software, Advisory Board, ANSYS, Atwood Oceanics, Brookline Bacncorp, Commercial Net Lease Realty, Cyberonics, Entertainment Properties Trust, Idenix Pharmaceuticals, Immucor, IXIA, LCA-Vision, Matria Healthcare, Medicines Company, Myogen, Onyx Pharmaceuticals, Quality Systems, Shuffle Master, Sycamore Networks, TALX, Theravance, TrustCo Bank, CSG Systems International, Infocrossing, LoopNet, and Move. The Towers Perrin study also considered general industry pay data for comparably sized companies based on annual revenues, as well as data processing and information services industry pay data.

Towers Perrin presented its preliminary findings to the Committee in September 2006. On December 12, 2006, after having met on several occasions to discuss the Towers Perrin study and its recommendations, the Committee made a number of changes to the Company’s executive compensation program for fiscal 2007. These changes are consistent with the Committee’s desire to implement an executive compensation program that is aligned with the Company’s performance and is designed to enable the Company to attract, motivate and retain talented executives.

 2007 Base Salaries

The Towers Perrin study concluded that, except for the Company’s Chief Financial Officer (Mr. Carchedi), the executives’ 2006 base salaries were generally market competitive. Accordingly, the Committee increased 2007 base salaries for Messrs. Tully (Senior Vice President of Sales and Customer Service) and Farrington (Vice President of Research) by 3% over their base salaries for fiscal 2006, but increased Mr. Carchedi’s base salary for 2007 by 24% in order to bring it within a more competitive range. Ms. Kitchen (Senior Vice President of Research) received a 41% increase in her base salary as a result of having been promoted to the executive team on December 12, 2006, which was also the effective date of the increase. Mr. Florance, the Company’s Chief Executive Officer and President, received an 8% increase in his 2007 base pay, due primarily to the Committee’s strong belief that Mr. Florance significantly and directly influences the Company’s overall performance.

 2007 Annual Cash Incentive Plan

Next, based on Towers Perrin’s recommendation that the annual cash incentive component of executive compensation be focused on a “target” level of performance (instead of a payout range, as was the case for fiscal 2006), the Committee set the following minimum, target and maximum percentages of base salary for each executive’s fiscal 2007 annual cash incentive awards:

Name	Title	Minimum	Target	Maximum

Andrew C. Florance	President & CEO	0%	75%	150%
Frank A. Carchedi	CFO & Treasurer	0%	60%	120%
Christopher Tully	Sr. Vice President Sales & Customer Service	0%	25%	50%
Craig Farrington	Vice President Research	0%	55%	110%
Jennifer Kitchen	Sr. Vice President, Research	0%	55%	110%

These new targets represent compensation in the 50th to 75th percentile of the Towers Perrin market data. As recommended by Towers Perrin, the new targets provide each executive with the potential to earn 200% of target for exceptional performance as measured against pre-established metrics and goals. These changes will be implemented for the executives’ fiscal 2007 incentive cash awards to be paid in early 2008.

 2007 Equity Incentive Plan

Next, the Committee made several changes to the equity incentive component of the Company’s executive compensation program. First, the Committee decided to make changes to the annual performance-based stock award granted to executives, but only beginning with stock awards to be granted to executives in 2008 for fiscal 2007 performance. Specifically, the Committee decided that the terms of these future stock grants would be changed in the following ways: (1) the shares awarded will be based upon the Company’s achievement of the same categories of financial goals as those on which the 2006 Performance-Based Stock Award was based, (i.e., target annual revenues, EBITDA targets and cumulative changes in the Company’s stock price), but these performance criteria would be measured each year over a four year period (i.e., 2007 — 2010) and have an equal one-third weighting, (2) the stock grant will vest pro rata over three years and (3) there will be a “catch up” provision whereby any value (shares) not awarded at the end of a given year may be recovered at the end of the final year.

The Committee also decided to supplement the executives’ annual performance-based stock award with an annual award of stock options. Accordingly, on December 12, 2006, the Committee awarded each executive a grant of stock options that vest pro-rata over three years. The value of these stock options were approved by the Committee and varied among executives by position, depending upon individual responsibility and performance, Towers Perrin’s recommendations and certain internal pay equity considerations. The Committee agreed that the value awarded to each executive would be converted to a number of options based on the Towers Perrin recommended value per option, with an exercise price for each option granted equal to the closing price on the date of grant (December 12, 2006). These option grants awarded to executives on December 12, 2006 are shown in the Grants of Plan Based Awards Table on page 29 of this Proxy.

Finally, on December 12, 2006, the Committee also awarded the executives a one-time grant of restricted stock that will vest in its entirety on the four-year anniversary of the date of grant. The value of these stock grants was approved by the Committee and varied among executives by position, depending upon individual responsibility and performance, Towers Perrin’s recommendations and certain internal pay equity considerations. The number of shares awarded to each executive was based on the fair market value of the Company’s common stock on the date of grant. These stock grants awarded to executives on December 12, 2006 are shown in the Grants of Plan Based Awards Table on page 29 of this Proxy.

Consistent with the decisions implemented in December 2006 discussed above, the Committee anticipates that as part of the Company’s long-term incentive program it will continue to make annual grants of stock options and performance-based restricted stock to executives in the future. Grants of stock options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which date shall be the date of approval by the Company’s board of directors or Compensation Committee. Grants of performance-based restricted stock will be accounted for using the fair market value of such stock on the date of grant, which date shall also be the date of approval by the Company’s board of directors or Compensation Committee. These grants of stock options and restricted stock will typically vest over a period of three years, but may be subject to different vesting provisions.

The details of the Company’s current long-term incentive program may change in the future to reflect the impact of changes in the Company’s business, executives’ individual performance or relevant new information (e.g., new information about trends in compensation among the Company’s peer groups). For example, the Committee may modify the financial goals that form the basis for the annual performance-based stock grants (e.g. as a result of acquisition activity or unusual or non-recurring accounting transactions). Similarly, the Committee may decide to implement additional one-time equity awards (e.g., the December 2006 restricted stock award) or add new equity grants to the Company’s annual executive compensation program in order to achieve its stated goal of enhancing long-term incentives and retention of Company executives. The Committee will determine the actual terms of any future grant of options or restricted stock.

Although the Company does not currently have security ownership requirements or guidelines for its executive officers or directors, the Committee plans to adopt such ownership requirements in the future. Pursuant to the Company’s insider trading policy, the Company does not permit directors, officers or other employees to engage in speculative or short-term financial activities involving the Company’s stock or derivatives based on the Company’s securities without consent of the Company’s compliance officer. Further, the Company does not generally allow any such activities or other hedging activities by its executive officers or directors absent an extraordinary circumstance.

Executive Compensation Tables and Discussion

The following table includes information concerning compensation paid to or earned by the Company’s “Named Executive Officers” listed in the table for the one-year period ended December 31, 2006.

2006 SUMMARY COMPENSATION TABLE

					Non-Equity
			Stock	Option	Incentive Plan		All Other
Name and Principal		Salary	Awards(1)	Awards(2)	Compensation		Compensation		Total
Position	Year	($)	($)	($)	($)		($)		($)

Andrew C. Florance	2006	$399,185	$298,758	$419,120	$363,813	(3)	$15,000	(4a)
Chief Executive Officer							$1,606	(4b)	$1,507,509
and President							$10,027	(4c)

Frank A. Carchedi	2006	$223,004	$83,953	$124,393	$159,696	(3)	$14,916	(4a)
Chief Financial Officer							$310	(4b)	$606,272
and Treasurer

Chistopher R. Tully	2006	$236,209	$32,199	$434,108	$74,767	(3)	$13,767	(4a)
Sr. Vice President					$166,921	(5)	$571	(4b)	$958,542
Sales & Customer Service

Craig S. Farrington	2006	$176,584	$39,365	$109,191	$115,089	(3)	$15,000	(4a)
Vice President							$227	(4b)	$455,456
Research

Jennifer L. Kitchen	2006	$125,480	$17,335	$88,133	$36,167	(3)	$8,837	(4a)
Sr. Vice President							$70	(4b)	$276,022
Research(6)

(1)	This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year fair value of restricted stock granted in 2006 and prior fiscal years, in accordance with FAS 123R. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. These award fair values have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2006 (Note 12, Employee Benefit Plans).

(2)	This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year fair value of stock options granted in 2006 and prior fiscal years, in accordance with FAS 123R. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. These award fair values have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2006 (Note 12, Employee Benefit Plans).

(3)	This amount represents the annual cash incentive paid in 2007 for performance in 2006. The amount paid is based on the executive’s achievement of pre-determined individual and Company financial goals. For additional information regarding the annual cash incentives paid for 2006 performance, see “Compensation Discussion and Analysis” at pages 23-24 of this Proxy.

(4a)	Pursuant to the CoStar Realty Information, Inc. 401(k) Plan (a defined contribution plan available generally to employees of the Company), for the 2006 plan year, each of the named executive officers deferred a portion of his or her annual compensation and CoStar contributed a matching contribution in the amount deferred by each executive officer. The amount shown is the Company’s matching contribution.

(4b)	The Company maintains a program of life insurance generally available to all employees on the same basis for coverage equal to one time’s salary to a maximum of $300,000. Pursuant to tax rules, the amounts shown include imputed income that is allocated to the coverage provided to each executive. The amount shown for Mr. Florance includes imputed income for an additional $1 million policy provided by the Company to Mr. Florance, whose premium is satisfied from the accreting value of the policy.

(4c)	This amount represents perquisites provided to Mr. Florance, including spousal accompaniment while on business travel valued of $7,755 and utilization of an Executive Health Benefit valued at $2,212.

(5)	This amount represents total monthly commission payments paid to Mr. Tully during 2006, which are based on the Company’s monthly net new subscription contract amounts.

(6)	Ms. Kitchen became an executive officer of the Company in December 2006.

Grants of Plan-Based Awards for Fiscal-Year 2006

The following Grants of Plan Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards granted to our Named Executive Officers during the year ended December 31, 2006.

		Estimated Possible				All Other	All Other
		Payouts		Estimated Possible		Stock Awards:	Option Awards:
		Under Non-Equity		Payouts Under Equity		Number of	Number of	Exercise or	Grant Date
		Incentive Plan		Incentive Plan		Shares of	Securities	Base Price	Fair Value
		Awards(1)		Awards(2)		Stock or	Underlying	of Option	of Stock and
		Minimum	Maximum	Minimum	Maximum	Units(3)	Options(4)	Awards	Option
Name	Grant Date	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards

Andrew C. Florance		$0	$405,363
	4/27/06			$0	$808,500				$718,110
	12/12/06					43,400			$2,253,328
	12/12/06						39,300	$51.92	$1,314,499

Frank A. Carchedi		$113,228	$181,164
	4/27/06			$0	$220,500				$195,838
	12/12/06					15,500			$804,760
	12/12/06						10,500	$51.92	$351,202

Chistopher R. Tully		$0	$83,538
	4/27/06			$0	$190,000				$168,763
	12/12/06					2,900			$150,568
	12/12/06						7,900	$51.92	$264,239

Craig S. Farrington		$0	$133,824
	4/27/06			$0	$125,000				$111,030
	12/12/06					2,000			$103,840
	12/12/06						4,000	$51.92	$133,793

Jennifer L. Kitchen		—	—	—	—
	9/7/06					1,369			$54,021
	12/12/06					3,900			$202,488
	12/12/06						5,300	$51.92	$177,275

(1)	Instead of establishing a minimum, target and maximum payout, the Company’s cash incentive plan for fiscal year 2006 utilized ranges of payouts that were based on a percentage of each executive’s base salary. Accordingly, we have deleted the “Target” column. The actual cash payments for performance under this plan for the fiscal year are reported in the Summary Compensation table above. The Company’s cash incentive plan in effect for 2006 and the changes implemented by the Compensation Committee for 2007 are described more fully in the Compensation Discussion and Analysis at pages 23-26 of this Proxy.

(2)	Instead of establishing a minimum, target and maximum payout, the Company’s equity incentive plan for fiscal year 2005 utilized ranges of payouts for each executive. Accordingly, we have deleted the “Target” column. We have chosen to disclose in this table the ranges of applicable stock awards granted in 2006 for performance in fiscal 2005 because these are the awards for which we are showing FAS 123R compensation expense in the Summary Compensation Table. For information relating to stock awards granted in 2007 for performance in fiscal 2006, see the Compensation Discussion and Analysis at page 25 of this Proxy.

(3)	The amounts shown in this column represent restricted stock awards granted to the executives in 2006. Ms. Kitchen received a stock grant on September 9, 2006 before being appointed an executive officer.

(4)	Amounts shown in this column represent stock options granted to the executives on December 12, 2006.

Outstanding Equity Awards at December 31, 2006

The following table summarizes the equity awards we have made to our Named Executive Officer’s that are outstanding as of December 31, 2006.

	Option Awards(1)					Stock Awards(2)
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option		Stock That	Stock That
		Options	Options	Exercise	Option	Have Not	Have Not
		(#)	(#)	Price	Expiration	Vested(2)	Vested(3)
Name	Grant Date(1)	Exercisable	Unexercisable	($)	Date	(#)	($)

Andrew C. Florance	7/1/1998	31,667		$9.00	6/30/2008
	4/1/1999	150,000		$30.00	3/31/2009
	6/21/2000	12,940		$24.875	6/20/2010
	4/17/2001	44,463		$18.06	4/16/2011
	6/4/2002	45,074		$20.30	6/3/2012
	9/23/2003	37,500	12,500	$28.15	9/22/2013
	3/1/2004	25,000	25,000	$39.00	2/28/2014
	12/12/2006		39,300	$51.92	12/11/2016
						67,965	$3,640,205

Frank A. Carchedi	4/1/1999	20,000		$30.00	3/31/2009
	9/23/2003	11,250	3,750	$28.15	9/22/2013
	3/1/2004	7,500	7,500	$39.00	2/28/2014
	12/12/2006	10,500		$51.92	12/11/2016
						22,200	$1,189,032

Chistopher R. Tully	12/1/2004	39,000	26,000	$45.18	11/30/2014
	12/12/2006		7,900	$51.92	12/11/2016
						5,996	$321,146

Craig S. Farrington	2/18/2001	20,000		$30.75	2/17/2010
	4/17/201	5,000		$18.06	4/16/2011
	6/4/2002	5,000		$20.30	6/3/2012
	9/23/2003	9,379	3,125	$28.15	9/22/2013
	3/1/2004	7,500	7,500	$39.00	2/28/2014
	12/12/2006		4,000	$51.92	12/11/2016
						5,503	$294,741

Jennifer L. Kitchen	9/4/2003	500	500	$30.06	9/3/2013
	9/9/2004	5,000	5,000	$44.86	9/8/2014
	12/1/2006	5,300		$51.92	12/11/2016
						5,957	$319,057

(1)	The dates of grant of each named executive officer’s stock option awards outstanding as of December 31, 2006 are set forth in the table above, and the vesting dates for each award can be determined based on the vesting schedules described in this footnote. Except as noted below, the awards of stock options become exercisable in installments of 25% on the first four anniversaries of the date of grant, assuming continued employment. Stock options granted on July 1, 1998 had a vesting schedule of one-third after six months, and the remainder one third each year thereafter. Stock options granted on April 1, 1999 had a vesting schedule of installments of one third on the first three anniversaries of the date of grant. Stock options granted on December 12, 2006 have a vesting date of one third after the first three anniversaries of grant.

(2)	The awards of restricted stock granted in 2005 and April 27, 2006 vest equally on each of the first, second, third and fourth anniversaries of the date of grant. The award of restricted stock granted on December 12, 2006 vests in one installment on the fourth anniversary of the date of grant.

(3)	Market value based on the closing price of the Company’s common stock as of December 29, 2006 of $53.56 per share.

Fiscal Year 2006 — Equity-Related Interests: Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise(1)	Exercise(2)	Vesting	Vesting
Name	(#)	($)	(#)	($)

Andrew C. Florance	22,523	$398,680	3,980	$204,254

Frank A. Carchedi	55,000	$1,741,136	1,085	$55,682

Christopher R. Tully			43	$2,207

Craig S. Farrington	12,500	$388,246	517	$26,532

Jennifer L. Kitchen	500	$14,770	229	$9,043

(1)	All such shares of common stock acquired upon exercise of options were sold on the date acquired.

(2)	Calculated by multiplying the difference between the sale price per share and the exercise price per share by the number of shares sold and aggregating all sales during 2006.

Director Compensation

Board Fees.  Each director, other than the Chairman of the Board and any employee director, receives $20,000 annually as compensation for serving on the Company’s Board of Directors.

Attendance Fees.  Each director, other than the Chairman of the Board and any employee director, receives $2,000 for each meeting of the Board of Directors attended in person or by telephone. Attendance fees are not paid for special meetings attended by telephone or other similar means of remote communication.

Chairman.  The Chairman of the Board of Directors receives $120,000 annually as compensation for additional services that he is required to perform in his role as Chairman of the Company.

Stock Grants.  Annually on the date of the first Board meeting following the annual meeting of stockholders: (a) each non-employee Board member is entitled to receive a restricted stock grant worth at least $72,000 on the date of grant; (b) the Chairperson of the Audit Committee is entitled to receive a restricted stock grant worth at least $30,000 on the date of grant; (c) each member of the Audit Committee (other than the Chairperson) is entitled to receive a restricted stock grant worth at least $15,000 on the date of grant; and (d) the Chairperson of each of the Compensation and Nominating & Corporate Governance Committees of the Company is entitled to receive a restricted stock grant worth at least $15,000 on the date of grant. Each such restricted stock grant to the directors is made based on the fair market value of the Company’s common stock on the date of grant and vests over four years, as long as the director is still serving on our Board of Directors on such vesting date.

During 2006, each non-employee director received a grant of 1,825 shares of restricted stock valued at a price per share of $39.46, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as such director is still serving on our Board of Directors on such vesting date.

During 2006, Warren H. Haber, as the Chairman of the Audit Committee, received a grant of 760 shares of restricted stock valued at a price per share of $39.46, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as Mr. Haber is still serving on our Board of Directors on such vesting date.

During 2006, Josiah O. Low, III and Catherine B. Reynolds, as members of the Audit Committee, each received a grant of 380 shares of restricted stock valued at a price per share of $39.46, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as the respective committee member is still serving on our Board of Directors on such vesting date.

During 2006, Christopher J. Nassetta, as the Chairman of the Compensation Committee, received a grant of 380 shares of restricted stock valued at a price per share of $39.46, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as Mr. Nassetta is still serving on our Board of Directors on such vesting date.

During 2006, Josiah O. Low, III, as the Chairman of the Nominating & Corporate Governance Committee, received a grant of 380 shares of restricted stock valued at a price per share of $39.46, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as Mr. Low is still serving on our Board of Directors on such vesting date.

Expenses.  Each director is entitled to reimbursement of his expenses for serving as a member of our Board, including expenses in connection with attending each meeting of the Board of Directors and each meeting of any committee.

Director Compensation Table for Fiscal-Year 2006

The following Director Compensation table shows the compensation we paid in 2006 to our non-employee directors.

	Fees Earned or
	Paid in	Stock	Option
	Cash(1)	Awards(2)	Awards(3)	Total
Name	($)	($)	($)	($)

Michael R. Klein, Chairman	$120,000	$23,597	$54,069	$197,666

David Bonderman	$28,000	$23,597	$53,300	$104,897

Warren H. Haber	$28,000	$33,419	$74,621	$136,040

Josiah O. Low, III	$28,000	$33,419	$63,192	$124,611

Christopher J. Nassetta	$28,000	$28,508	$53,300	$109,808

Catherine B. Reynolds	$28,000	$28,508	$36,390	$92,898

(1)	This column shows the amount of cash compensation earned in 2006 for Board and Committee service.

(2)	This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year fair value of restricted stock granted in 2006 and prior fiscal years, in accordance with FAS 123R.

(3)	This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year fair value of stock options granted in 2006 and prior fiscal years, in accordance with FAS 123R.

Other Post-Employment Compensation

This section discusses the incremental compensation that would be payable by the Company to each named executive officer in the event of a change-in-control of the Company or a termination of the named executive officer’s employment with the Company for various described reasons, sometimes referred to herein as a “triggering event.” In accordance with applicable SEC rules, the following discussion assumes that the triggering event in question — the change-in-control, termination, death or disability — occurred on December 29, 2006, the last business day of 2006.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, such as the Company’s Stock Incentive Plan.

The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

We have employment agreements with Messrs. Florance, Carchedi and Tully, and we have at will employment terms with Ms. Kitchen and Mr. Farrington. Our employment agreements with Messrs. Florance and Carchedi became effective as of January 1, 1998. Mr. Tully’s employment agreement became effective December 1, 2004. Ms. Kitchen’s current employment terms became effective as of March 6, 2001 and Mr. Farrington’s employment terms became effective as of February 18, 2000. All the agreements currently automatically renew for successive one-year terms unless we, or the executive, terminate the agreement.

The employment agreements for Messrs. Florance, Carchedi, and Tully generally provide that, if we terminate the executive’s employment “without cause” (as defined in their agreements), the executive is entitled to certain severance benefits as follows. If we terminate Mr. Florance without cause or if he terminates his agreement for “good cause” (as defined in his agreement), he is entitled to receive his base salary for one year ($405,813), his bonus for the year in which the termination occurred ($363,813), the immediate vesting of all of his stock options ($746,077) and a gross-up payment to cover any taxes assessed under Section 4999 of the Internal Revenue Code. If we terminate Mr. Carchedi without cause (including as a result of a “change of control,” as defined in his agreement), he is entitled to receive his base salary for six months($113,228), a prorated share of his bonus for the year in which termination occurred ($159,696) and the immediate vesting of all of his stock options due to vest within the following twelve months ($154,193). If we terminate Mr. Tully without cause, he is entitled to receive his base salary for nine months ($179,010). Ms. Kitchen and Mr. Farrington are not entitled to any severance benefits if they are terminated without cause and are otherwise not entitled to post-employment compensation. The value of stock option vesting for Messrs. Florance and Carchedi shown above was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the Company’s closing price of $53.56 on December 29, 2006.

Mr. Florance’s employment agreement also provides that in the event of his disability or death, he (or his estate) would be entitled to (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death. For the purposes of this analysis, which assumes a triggering event on December 29, 2006, he (or his estate) would be entitled to the amount of his bonus for fiscal 2006 ($363,813).

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows the deduction of compensation paid by a company to its Chief Executive Officer and any of its four most highly compensated executive officers that exceeds $1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. In addition to considering tax deductibility as one of the factors in determining executive compensation, to retain maximum flexibility in designing compensation programs that meet the Committee’s stated objectives, the Committee may not necessarily limit compensation to those levels or types of compensation that is deductible. The Committee will continue to monitor total compensation and, should compensation exceed the 162(m) limit, take the measures that it deems appropriate.

Executive Compensation Recovery Policy

The Company does not have a specific policy requiring the recovery of awards.

Certain Relationships and Related Transactions

The Company paid approximately $28,500 in legal fees to the law firm WilmerHale (formerly, Wilmer Cutler Pickering Hale and Dorr) in 2006 for assistance with ongoing litigation matters. Michael Klein was a partner of WilmerHale from 1974 through 2005. Other than as described above, since January 1, 2006 none of our executive officers or directors has engaged in or had a direct or indirect interest in any transactions with us that are required to be disclosed in this proxy statement.

Although they are not related party transactions, we note that in 2005, Michael Klein committed to invest $250,000 in a Founders Equity SBIC Fund, of which Warren H. Haber is a managing member. Additionally, since 2004, Christopher Nassetta committed to invest up to $500,000 in a Texas Pacific fund, of which David Bonderman is an officer, director and shareholder of the general partner, and has to-date invested approximately $276,161 as a limited partner of that fund.

The Board recognizes that Interested Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In April 2006, the Board delegated authority to the Audit Committee to review and approve Interested Transactions, and the Committee has adopted the procedures set forth below for the review, approval, or ratification of Interested Transactions.

An “Interested Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (b) the Company is a participant, and (c) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person.

The Committee shall review all of the relevant facts and circumstances of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described herein. In determining whether to approve or ratify a Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and anyone who owns more than 10% of our common stock, file with the Securities and Exchange Commission reports of initial ownership and reports of changes in ownership of our common stock, and to furnish us with copies of those reports. Based solely on a review of the reports furnished to us, we believe that during 2006, our directors, executive officers and 10% stockholders complied with these requirements, except as follows: Messrs. Bonderman, Haber, Klein, Low and Ms. Reynolds each did not timely report the acquisition of shares of common stock on September 7, 2006 in connection with stock grants made to the Board as part of their director compensation. Each individual made the required disclosure on a Form 4 that was filed with the SEC on October 26, 2006.

Other Information

We have included a copy of our Annual Report for the year ended December 31, 2006 with this Proxy Statement. The Annual Report contains our annual report on Form 10-K for the year ended December 31, 2006. In addition, you may obtain a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, without charge by sending a written request to Audra Capas, Vice President of Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814.

If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of this Proxy Statement and the 2006 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact our transfer agent, American Stock Transfer and Trust Company, at 59 Maiden Lane, Plaza Level, New York, NY 10038, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of consent to householding will be effective 30 days following its receipt. If your household only received one set of proxy materials due to householding and you would like to receive an additional set, you may obtain an additional set, without charge, by sending a written request to Audra Capas, Vice President of Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814.

This Proxy is solicited on behalf of the Board of Directors. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $10,000 plus reasonable expenses. They may solicit proxies in person, by telephone, by mail, telegram, facsimile, or other electronic or other means and will request that brokerage houses, banks and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. American Stock Transfer and Trust Company will act as proxy tabulator.

Appendix A

COSTAR GROUP, INC.

2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the CoStar Group, Inc. 2007 Stock Incentive Plan (the “Plan”) is to advance the interests of CoStar Group, Inc. (the “Company”) by enabling the Company and its subsidiaries to attract, retain and motivate employees of the Company by providing for or increasing the proprietary interests of such individuals in the Company, and by enabling the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the shareholders of the Company by providing for or increasing the proprietary interests of such directors in the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, as determined by the Committee.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as a Performance Award.

(b) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(c) “Board” means the board of directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(e) “Committee” means the Committee delegated the authority to administer the Plan in accordance with Section 16.

(f) “Common Share” means a share of the Company’s common stock, subject to adjustment as provided in Section 11.

(g) “Company” means CoStar Group, Inc., a Delaware corporation.

(h) “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on NASDAQ, the New York Stock Exchange Composite Tape or, if not listed on such exchanges, on any other national securities exchange on which the Common Shares are listed, in any case, as reporting in such source as the Committee shall select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and in compliance with Section 409A of the Code.

(i) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(j) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board or the board of directors of any Subsidiary and who is not an employee of the Company or any Subsidiary.

(k) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(m) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(n) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 12.

(o) “Plan” means the CoStar Group, Inc. 2007 Stock Incentive Plan as set forth herein and as amended from time to time.

(p) “Prior Plan” means the CoStar Group, Inc. 1998 Stock Incentive Plan.

(q) “Qualifying Performance Criteria” has the meaning set forth in Section 12(b).

(r) “Restricted Stock” means Common Shares granted pursuant to Section 8 of the Plan.

(s) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Common Shares or cash in lieu thereof may be issued in the future.

(t) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Common Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Common Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(v) “Substitute Awards” means Awards granted or Common Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.	Eligibility

Any person who is an officer or employee of the Company or of any Subsidiary (including any director who is also an employee, in his or her capacity as such) shall be eligible for selection by the Committee for the grant of Awards hereunder. In addition, Nonemployee Directors shall be eligible for the grant of Awards hereunder as determined by the Committee. In addition any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board and became effective as of April 26, 2007 (the “Effective Date”), subject to the approval by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan by the affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Common Shares Subject to the Plan and to Awards

(a) Aggregate Limits.  The aggregate number of Shares issuable pursuant to all Awards shall not exceed 1,000,000 shares, plus (i) any Shares that were authorized for issuance under the Prior Plan that, as of June 7, 2007, remain available for issuance under the Prior Plan (not including any Shares that are subject to, as of June 7, 2007, outstanding awards under the Prior Plan or any Shares that prior to June 7, 2007 were issued pursuant to awards granted under the Prior Plan) and (ii) any Shares subject to outstanding awards under the Prior Plan as of June 7, 2007 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of Common Shares available for grant under this Plan and the number of Common Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 11. The Common Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Common Shares.  For purposes of this Section 5, the aggregate number of Common Shares available for Awards under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to Awards that have been retained by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) shares subject to Awards that otherwise do not result in the issuance of Common Shares in connection with payment or settlement of an Award. In addition, Common Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.

(c) Tax Code Limits.  The aggregate number of Common Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 200,000, which number shall be calculated and adjusted pursuant to Section 11 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). Any Common Shares that may be issued under this Plan may be issued pursuant to the exercise of Incentive Stock Options.

(d) Substitute Awards.  Substitute Awards shall not reduce the Common Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, directors or consultants of the Company or its Subsidiaries immediately before such acquisition or combination.

6.	Options

(a) Option Awards.  Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee. No Participant shall have any rights as a stockholder with respect to any Common Shares subject to Option hereunder until said Common Shares have been issued, except that the Committee may authorize dividend equivalent accruals with respect to such Common Shares. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price.  The Committee will establish the exercise price per Common Share under each Option, which, in no event will be less than the Fair Market Value of the Common Shares on the date of grant; provided, however, that the exercise price per Common Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Common Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Common Shares, cash, certified check, money order or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under an Option, the delivery of previously owned Common Shares and withholding of Common Shares deliverable upon exercise.

(c) No Repricing.  Other than in connection with a change in the Company’s capitalization (as described in Section 11) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d) Provisions Applicable to Options.  The date on which Options become exercisable shall be determined at the sole discretion of the Committee and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of employment, the vesting period and/or exercisability of an Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e) Term of Options and Termination of Employment:  The Committee shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be determined by the Committee and set forth in an Award Agreement.

(f) Incentive Stock Options.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Common Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Common Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Common Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 11) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards.  Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee. Restricted Stock is an award or issuance of Common Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Common Shares under which the issuance of Common Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Common Share and will entitle a Participant to either the issuance of Common Shares or payment of an amount of cash determined with reference to the value of Common Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement.  Each Award Agreement shall contain provisions regarding (i) the number of Common Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Common Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Common Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Common Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Common Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Common Shares or Restricted Stock Units. Common Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria.  The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Qualifying Performance Criteria; provided, however, that, except in the case of a change of control of the Company or the death or disability of the Participant, vesting of Restricted Stock and Restricted Stock Units shall be no earlier than three (3) years from the date of grant for Awards not subject to vesting based on performance criteria and one (1) year from the date of grant for Awards that vest based on the achievement of performance criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted.

(d) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Common Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

(e) Voting Rights.  Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Common Shares underlying Restricted Stock Units unless and until such Common Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions.  Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Common Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Common Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

9.	Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Common Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

10.	Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Common Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Common Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

11.	Adjustment of and Changes in the Stock

The number and kind of Common Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Common Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised). Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Common Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Common Shares to reflect a deemed reinvestment in Common Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of Common Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Common Shares, or any stock or other securities into which such Common Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise in circumstances that do not involve an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised), then the Committee shall determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 11. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 11 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

12.	Qualifying Performance-Based Compensation

(a) General.  The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service. To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

13.	Transferability

Unless the Committee provides otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime.

14.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Common Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

15.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until such obligations are satisfied. The Committee may provide for or permit the minimum statutory withholding obligations to be satisfied through the mandatory or elective sale of Common Shares and/or by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Common Shares previously acquired.

16.	Administration of the Plan

(a) Committee of the Plan.  The Plan shall be administered by the Compensation Committee of the Board or the Board itself. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an

Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Committee.  Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares subject to Awards and the exercise or purchase price of such Common Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which constitute a change of control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 11; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Determinations by the Committee.  All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

17.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as specifically provided for hereunder, no such amendment shall, without the approval of the stockholders of the Company (a) reduce the exercise price of outstanding Options or Stock Appreciation Rights, (b) reduce the price at which Options may be granted below the price provided for in Section 6 or (c) otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ’s listing requirements. No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

18.	Miscellaneous

(a) No Liability of Company.  The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

(b) Non-Exclusivity of Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Governing Law.  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law.

(d) No Right to Employment, Reelection or Continued Service.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates.

(e) Unfunded Plan.  The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

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PROXY	PROXY
COSTAR GROUP, INC.
Annual Meeting of Stockholders - June 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
      The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2007 Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2007, and the 2006 Annual Report, hereby revokes any proxy or proxies previously given and hereby appoints Michael R. Klein, Andrew C. Florance and Frank A. Carchedi, or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. local time on Thursday, June 7, 2007, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this Proxy card.
      THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” APPROVAL OF THE COSTAR GROUP, INC. STOCK INCENTIVE PLAN, “FOR” RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR 2007 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
COSTAR GROUP, INC.
June 7, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 20733000000000001000 1	060707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
(1)	Proposal to elect the following persons as directors of the Company.				(2)	Proposal to approve the CoStar Group, Inc. Stock Incentive Plan.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Michael R. Klein Andrew C. Florance		(3)	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2007.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	David Bonderman Warren H. Haber Josiah O. Low, III		(4)

To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment or postponement thereof, according to their discretion and in their discretion.

☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Christopher J. Nassetta Catherine B. Reynolds

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted FOR each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxy holders in their discretion deem advisable.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN EACH CARD.
					MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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